                                                                  EXECUTION COPY

                                FOURTH AMENDMENT

          FOURTH AMENDMENT, dated as of March 30, 2005 (this "Amendment"), with respect to the Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among Panavision Inc., a Delaware corporation
(the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the
Borrower; and

          WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit
Agreement be amended in the manner provided for in this Amendment;

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto hereby agree as follows:

                               SECTION I AMENDMENT

     1.1. Amendments to Section 1.1. (a) The following defined terms are hereby inserted in appropriate alphabetical order:

          "Maximum Outstanding Amount": with respect to any date on which a payment or prepayment of Indebtedness under the Senior Subordinated Line of
     Credit Agreement is to be made in accordance with Section 7.9, the greatest principal amount that is outstanding at any time under the Senior
     Subordinated Line of Credit Agreement during the period from (x) March 28,
     2005 through and including (y) the date on which such payment or prepayment of Indebtedness under the Senior Subordinated Line of Credit Agreement is to be made.

          "UK Asset Purchase": the purchase by the Borrower or any Subsidiary of the Borrower of camera, lighting and grip assets from the UK Seller, pursuant to the terms of the UK Asset Purchase Agreement and the purchase of equipment and other assets from lessors of the UK Seller.

          "UK Asset Purchase Agreement": that certain purchase agreement, to be dated on or about March 31, 2005, among the UK Seller and the Borrower or any Subsidiary of the Borrower.

          "UK Seller": VFG Hire Limited (in administration).

     (b) The definition of "Consolidated EBITDA" is hereby amended (i) inserting the following language at the end of clause (k) thereof immediately prior to the term "minus": "plus (l) (1) severance and related expenses relating to management changes in Los Angeles, California, Europe and elsewhere

                                                                               2

and (2) financial system implementation expenses and staff and facility rationalization expenses in the United Kingdom, France, and Los Angeles,
California, in each case accrued prior to September 30, 2005, in an aggregate amount not to exceed $3,000,000" and (ii) renaming the existing clause (l) as clause (m).

     (c) The definition of "Transaction Charges" is hereby amended by inserting,
"Fourth Amendment" in clause (iv) thereof, immediately after the term "Third
Amendment".

     (d) The definition of "Excess Cash Flow" is hereby amended by deleting
"Section 7.2(k) in clause (b)(iii) thereof and inserting in lieu thereof
"Section 7.2(k)(ii)".

     1.2. Amendment to Section 2.2. Section 2.2 of the Credit Agreement is
hereby amended by deleting the date "September 1, 2005" set forth in the last sentence thereof and substituting in lieu thereof the date "December 1, 2005".

     1.3. Amendments to Section 7.1. (a) Section 7.1(a) of the Credit Agreement
is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following table:

                                                     Consolidated Total
        Period                                         Leverage Ratio
        ------                                       ------------------
        December 31, 2004                               6.00 to 1.00
        March 31, 2005 to September 30, 2005            6.25 to 1.00
        December 31, 2005                               5.75 to 1.00
        March 31, 2006 and each quarter thereafter      5.50 to 1.00

     (b) Section 7.1(b) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following table:

                                                    Consolidated Interest
       Fiscal Quarter                                  Coverage Ratio
       --------------                               ---------------------
       December 31, 2004 to December 31, 2005            1.65 to 1.00
       March 31, 2006 and each quarter thereafter        1.75 to 1.00

     (c) Section 7.1(c) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following table:

       Fiscal Quarter                                  Amount
       --------------                               -----------
       December 31, 2004                            $54,000,000
       March 31, 2005                               $52,000,000
       June 30, 2005 to September 30, 2005          $54,000,000
       December 31, 2005 to March 31, 2006          $58,000,000
       March 31, 2006 and each quarter thereafter   $60,000,000

     1.4. Amendments to Section 7.2. (a) Section 7.2 of the Credit Agreement is
hereby amended by (i) deleting the dollar amount "$20,000,000" set forth in subsection (f) therein and substituting in lieu thereof the following:
"$32,000,000 (or, on and after the date of the consummation of the UK Asset
Purchase, an amount equal to the sum of (x) $32,000,000 plus (y) the total purchase price (including transaction costs) of the UK Asset Purchase, such sum not to exceed $40,000,000 in the aggregate)".

                                                                               3

     (b) Section 7.2 of the Credit Agreement is hereby further amended by deleting subsection (h) thereof in its entirety and substituting in lieu thereof the following:

          "(h) [Intentionally Reserved];"

     (c) Section 7.2 of the Credit Agreement is hereby further amended by deleting subsection (k) thereof in its entirety and substituting in lieu thereof the following:

          "(k) (i) Indebtedness of Foreign Subsidiaries and (ii) Indebtedness of
     the Borrower or any of its Subsidiaries in respect of Capital Leases and
     Purchase Money Indebtedness; provided, that (A) the maximum amount of
     Indebtedness that may be created, incurred, assumed or suffered to exist pursuant to this Section 7.2(k) will not be deemed to be exceeded, with respect to any such outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies, (B) for the purposes of determining compliance with this Section 7.2(k), the U.S. dollar equivalent principal amount of any such Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was created, incurred, assumed or suffered to exist, (C) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this Section 7.2(k) shall not at any time exceed
     $20,000,000 and (D) with respect to clause (ii) above, the maximum amount of Indebtedness of the Borrower or any of its Domestic Subsidiaries in
     respect of Capital Leases and Purchase Money Indebtedness shall not exceed
     $15,000,000;"

     1.5. Amendments to Section 7.3. (a) Section 7.3 of the Credit Agreement is
hereby amended by deleting the term "Section 7.2(k)" set forth in clause (g)
thereof and substituting in lieu thereof the term "Section 7.2(k)(ii)".

     (b) Section 7.3 of the Credit Agreement is hereby further amended by deleting subsection (o) thereof in its entirety and substituting in lieu thereof the following:

          "(o) Liens on the assets of any Foreign Subsidiary securing obligations in respect of Indebtedness of such Foreign Subsidiary permitted under Section 7.2(k)(i);"

     1.6. Amendment to Section 7.7. Section 7.7 of the Credit Agreement is
hereby amended by deleting clause (x) within clause (a) thereof in its entirety and substituting in lieu thereof the following:

          "(x) the Borrower and its Subsidiaries (other than EFILM) in the ordinary course of business not exceeding (1) $25,000,000 in the fiscal year ended December 31, 2004, (2) when combined with amounts invested pursuant to Section 7.8(s), $37,500,000 in the fiscal year ended December
     31, 2005 and (3) $25,000,000 in the fiscal year ended December 31, 2006 and each subsequent fiscal year and"

     1.7. Amendments to Section 7.8. Section 7.8 of the Credit Agreement is
hereby amended by (i) deleting the term "and" at the end of subsection (p)
thereof, (ii) deleting the "." at the end of subsection (q) thereof and inserting in lieu thereof the following: ";", and (iii) inserting the following new subsections (r) and (s) at the end thereof:

          "(r) (x) the UK Asset Purchase and (y) investments by the Borrower or its subsidiaries in Panavision Europe Ltd or any other Subsidiary of the
     Borrower not to exceed $8,000,000 (which amount shall be used solely for the purpose of consummating the UK Asset Purchase); provided, that (i) the total purchase price therefor (which shall include transaction costs and any Indebtedness assumed in connection with the UK Asset Purchase) shall not exceed $8,000,000,

                                                                               4

     (ii) no Default or Event of Default shall then be continuing or result therefrom, (iii) the representations and warranties set forth in Section 4 shall be true and correct after giving effect to the UK Asset Purchase
     (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (iv) no consents or approvals shall be needed for the UK Asset Purchase (other than those that have been obtained on or prior to the date of the UK Asset Purchase) and (v) the UK
     Asset Purchase shall have been consummated on or before May 31, 2005; and

          (s) acquisitions; provided, that (i) the total purchase price of acquisitions (which shall include transaction costs in connection with such acquisitions) permitted pursuant to this Section 7.8(s) shall not exceed
     $5,000,000, (ii) the amount invested pursuant to this Section 7.8(s) during the fiscal year ended December 31, 2005 plus the aggregate amount of
     Capital Expenditures made in the fiscal year ended December 31, 2005 shall not exceed $37,500,000 in the aggregate, (iii) no Default or Event of
     Default shall then be continuing or result therefrom, (iv) the representations and warranties set forth in Section 4 shall be true and correct after giving effect to such acquisition (except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (v) no consents or approvals shall be needed for such acquisition (other than those that have been obtained on or prior to the date of such acquisition)."

     1.8. Amendment to Section 7.9. (a) Section 7.9 of the Credit Agreement is
hereby amended by inserting the following clause immediately prior to clause
(c):

          "(c) make any optional or voluntary payment or prepayment of any
     Indebtedness in respect of the Senior Subordinated Line of Credit Agreement if, after giving effect to such payment or prepayment, the outstanding principal amount of Indebtedness under the Senior Subordinated Line of
     Credit Agreement would be less than the Maximum Outstanding Amount minus
     $20,000,000; provided, that, notwithstanding the foregoing, such payments or prepayments may be made to the extent such payment or prepayment is funded out of the portion of Excess Cash Flow which is not required for mandatory prepayments hereunder,"

     (b) Section 7.9 of the Credit Agreement is further amended by renaming the existing clause (c) as clause (d) and the existing clause (d) as clause (e).

     (c) Section 7.9 of the Credit Agreement is further amended by deleting the term "clause (c)" from both the first and second provisos thereof and substituting in lieu thereof the term "clause (d)".

     (d) Section 7.9 of the Credit Agreement is further amended by inserting the following proviso at the end thereof, immediately prior to the "."

          "; provided, further, that notwithstanding anything contained in clause (d) above to the contrary, the parties hereto hereby agree that the amendment to the Senior Subordinated Line of Credit Agreement referred to in Section 2.1(c) of the Fourth Amendment and the supplemental indenture to the Senior Note Indenture referred to in Section 2.1(d) of the Fourth
     Amendment shall be permitted"

     1.9. Amendment to Section VIII. Section VIII of the Credit Agreement is
hereby amended by (i) deleting the dollar amount "$20,000,000" set forth in subsection (m) therein and substituting in lieu thereof the following:
"$32,000,000 (or, on and after the date of the consummation of the UK Asset
Purchase, an amount equal to the sum of (x) $32,000,000 plus (y) the total purchase price (including transaction costs) of the UK Asset Purchase, such sum not to exceed $40,000,000 in the aggregate)".

                                                                               5

                            SECTION II MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

     (a) the Administrative Agent shall have received counterparts of this
Amendment duly executed and delivered by the Borrower, the Guarantors, the
Administrative Agent and the Required Lenders.

     (b) the Administrative Agent shall have received, for the account of each
Lender executing this Amendment on or prior to March 28, 2005 an amendment fee equal to 0.125% of the sum of each such executing Lender's Term Loans then outstanding;

     (c) the aggregate amount available under the Senior Subordinated Line of
Credit Agreement shall have been increased to $32,000,000, pursuant to documentation in form and substance reasonably satisfactory to the
Administrative Agent; and

     (d) the amendment documentation to the Senior Note Indenture shall be in form and substance reasonably satisfactory to the Administrative Agent.

     2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this
Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; and (b) no
Default or Event of Default shall have occurred and be continuing as of the date hereof.

     2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this
Amendment signed by all the parties shall be lodged with the Borrower and the
Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof)
and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     2.4. Continuing Effect; No Other Amendments. Except to the extent the
Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the
Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                                                               6

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        PANAVISION INC.

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and CFO

                                        JPMORGAN CHASE BANK, N.A., as
                                           Administrative Agent and as a Lender

                                        By: /S/ NEIL R. BOYLAN
                                            ------------------------------------
                                            Name: Neil R. Boylan
                                            Title: Managing Director

                                        U.S. Bank National Association

                                        Name of Lender

                                        By: /S/ DANIEL J. FALSTAD
                                            ------------------------------------
                                            Name: Daniel J. Falstad
                                            Title: Vice President

                                        KZH Cypresstree -1 LLC

                                        Name of Lender

                                        By: /S/ HI HUA
                                            ------------------------------------
                                            Name: Hi Hua
                                            Title: Authorized Agent

                                        KZH Soleil LLC

                                        Name of Lender

                                        By: /S/ HI HUA
                                            ------------------------------------
                                            Name: Hi Hua
                                            Title: Authorized Agent

                                        KZH Sterling LLC

                                        Name of Lender

                                        By: /S/ HI HUA
                                            ------------------------------------
                                            Name: Hi Hua
                                            Title: Authorized Agent

                                        GALAXY CLO 1999-1 LTD by: AIG GLOBAL
                                        INVESTMENT CORP AS COLLATERAL MANAGER

                                        Name of Lender

                                        By: /S/ W. JEFFREY BAXTER
                                            ------------------------------------
                                            Name: W. Jeffrey Baxter
                                            Title: Vice President

                                        SUNAMERICA LIFE INSURANCE COMPANY
                                        by: AIG GLOBAL_INVESTMENT CORP, ITS
                                            INVESTMENT MANAGER

                                        Name of Lender

                                        By: /S/ W. JEFFREY BAXTER
                                            ------------------------------------
                                            Name: W. Jeffrey Baxter
                                            Title: Vice President

                                        Canyon Capital CDO 2002-1 Ltd.,

                                        Name of Lender

                                        By: /S/ R.C.B. EVERSEN
                                            ------------------------------------
                                            Name: R.C.B. Eversen
                                            Title: Managing Director

                                        By:Canyon Capital Advisors LLC, a
                                        Delaware Limited Liability Company, its
                                        Collateral Manager

                                        Canyon Capital CLO 2004-1 Ltd.,

                                        Name of Lender

                                        By: /S/ R.C.B. EVERSEN
                                            ------------------------------------
                                            Name:  R.C.B. Eversen
                                            Title: Managing Director

                                        By:Canyon Capital Advisors LLC, a
                                        Delaware Limited Liability Company, its
                                        Collateral Manager

                                        Canpartners Investments IV, LLC

                                        Name of Lender

                                        By: /s/ R.C.B. Eversen
                                            ------------------------------------
                                            Name: R.C.B. Eversen
                                            Title: Managing Director

                                        By: Canpartners IV LLC, a California
                                            Limited Liability Company

                                        CSAM Funding I

                                        Name of Lender

                                        By: /s/ DAVID H. LERNER
                                            ------------------------------------
                                            Name:  David H. Lerner
                                            Title: Authorized Signatory

                                        CSAM Funding II

                                        Name of Lender

                                        By: /s/ DAVID H. LERNER
                                            ------------------------------------
                                            Name:  David H. Lerner
                                            Title: Authorized Signatory

                                        CSAM Funding III

                                        Name of Lender

                                        By: /s/ DAVID H. LERNER
                                            ------------------------------------
                                        Name:  David H. Lerner
                                        Title: Authorized Signatory

                                        First Dominion Funding I

                                        Name of Lender

                                        By: /s/ DAVID H. LERNER
                                            ------------------------------------
                                            Name:  David H. Lerner
                                            Title: Authorized Signatory

                                        First Dominion Funding II

                                        Name of Lender

                                        By: /s/ DAVID H. LERNER
                                            ------------------------------------
                                            Name:  David H. Lerner
                                            Title: Authorized Signatory

                                        First Dominion Funding LII

                                        Name of Lender

                                        By: /s/ DAVID H. LERNER
                                            ------------------------------------
                                            Name:  David H. Lerner
                                            Title: Authorized Signatory

                                        Crescent/Mach I Partners, L.P.
                                        By: TCW Asset Management Company

                                        Name of Lender

                                        By: /S/ MATTHEW A. MILLER
                                            ------------------------------------
                                            Name: Matthew A Miller
                                            Title: Managing Director

                                        By: /S/ JONATHAN R. INSULL
                                            ------------------------------------
                                            Name: Jonathan R. Insull
                                            Title: Managing Director

                                        Van Kampen CLO I, Limited

                                        Name of Lender

                                        By: /S/ CHRISTINA JAMLESON
                                            ------------------------------------
                                            Name: Christina Jamleson
                                            Title: Executive Director

                                        General Electric Capital Corporation

                                        Name of Lender

                                        By: /s/ Susan Timmerman
                                            ------------------------------------
                                            Name: Susan Timmerman
                                            Title: Duly Authorized Signatory

                                        Senior Debt Portfolio
                                        By: Boston Management and Research
                                        As Investment Advisor

                                        Name of Lender

                                        By: /s/ Michael B. Botthof
                                            ------------------------------------
                                            Name: Michael B. Botthof
                                            Title: Vice President

                                        Eaton Vance Senior Income Trust

                                        Name of Lender

                                        By: /s/ Michael B. Botthof
                                            ------------------------------------
                                            Name: Michael B. Botthof
                                            Title: Vice President

                                        Eaton Vance Institutional Senior Loan
                                        Fund

                                        Name of Lender

                                        By: /s/ Michael B. Botthof
                                            ------------------------------------
                                            Name: Michael B. Botthof
                                            Title: Vice President

                                        Eaton Vance CDO III LTD.

                                        Name of Lender

                                        By: /s/ Michael B. Botthof
                                            ------------------------------------
                                            Name: Michael B. Botthof
                                            Title: Vice President

                                        Eaton Vance CDO VI LTD.

                                        Name of Lender

                                        By: /s/ Michael B. Botthof
                                            ------------------------------------
                                            Name: Michael B. Botthof
                                            Title: Vice President

                                        Grayson & Co.
                                        By: Boston Management and Research
                                        As Investment Advisor

                                        Name of Lender

                                        By: /s/ Michael B. Botthof
                                            ------------------------------------
                                            Name: Michael B. Botthof
                                            Title: Vice President

                                        Natexis Banques Populaires

                                        Name of Lender

                                        By: /s/ Jordan H. Levy
                                            ------------------------------------
                                            Name: Jordan H. Levy
                                            Title: Assistant Vice President

                                        By: /s/ William J. Burke
                                            ------------------------------------
                                            Name: William J. Burke
                                            Title: Vice President

                                        Satellite Senior Income Fund, LLC
                                        By: Satellite Asset Management, L.P.
                                        its Manager

                                        Name of Lender

                                        By: /s/ Simon Raykher
                                            ------------------------------------
                                            Name: Simon Raykher
                                            Title: General Counsel

          THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING
AMENDMENT AS OF THE DATE HEREOF.

                                        PANAVISION U.K. HOLDINGS, INC.

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and CFO

                                        LPPI, LLC

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and CFO

                                        PANAVISION GP Inc.

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and CFO

                                        PANAVISION INTERNATIONAL, L.P.
                                        By: Panavision GP Inc., as General
                                            Partner

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and CFO

                                        PANY RENTAL INC.

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and
                                                   Asst. Secretary

                                        PANAVISION FEDERAL SYSTEMS, LLC

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President

                                        TFN LIGHTING CORP.

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and
                                                   Asst. Secretary

                                        PANAVISION REMOTE SYSTEMS LLC

                                        By: /S/ BOBBY G. JENKINS
                                            ------------------------------------
                                            Name: Bobby G. Jenkins
                                            Title: Exec. Vice President and CFO